 EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-287246 on Form F-10 of our reports dated March 11, 2025, relating to the financial statements of Avino Silver & Gold Mines Ltd. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

May 26, 2025